UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

ZETA GLOBAL HOLDINGS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40464	80-0814458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Park Ave, 33rd Floor
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 967-5055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On October 21, 2024, Zeta Global Holdings Corp. (“Zeta”) issued a press release announcing that the previously announced agreement to acquire LiveIntent, Inc. (“LiveIntent”) has closed. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 21, 2024, Zeta completed its previously announced acquisition of LiveIntent, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 7, 2024 (the “Merger Agreement”). At the closing of the acquisition, all outstanding shares of LiveIntent capital stock, restricted stock units representing the right to receive LiveIntent capital stock, options to purchase LiveIntent capital stock and warrants to purchase LiveIntent capital stock were cancelled in exchange for aggregate consideration of $250 million, plus potential earnout payments of up to $75 million based on the achievement of certain performance targets. $77.5 million of the purchase price was paid in cash consideration and $172.5 million of the purchase price was paid in the form of approximately 5.9 million shares of Class A common stock of Zeta, par value $0.001 per share (such issued shares, the “Stock Consideration”), in each case subject to customary adjustments and holdback arrangements in accordance with the Merger Agreement.

The issuance of the Stock Consideration was made in reliance upon the exemptions from registration afforded by Section 4(a)(2), Rule 506 of Regulation D promulgated under the Securities Act, and/or Regulation S promulgated under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the amount and timing of earnout payments, if any. Statements regarding future events are based on Zeta’s current expectations and are necessarily subject to associated risks related to, among other things, general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Zeta’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Zeta undertakes no obligation to revise or update any forward-looking statements, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 21, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date:	October 21, 2024	By:	/s/ Christopher Greiner
Christopher Greiner Chief Financial Officer